Exhibit 99.1

Nutriband Inc. Announces Application for Dual Listing on Upstream

ORLANDO, Fla., Oct 3, 2022– Nutriband Inc. (NASDAQ: NTRB) (NASDAQ:NTRBW) (“Nutriband” or the “Company”) today announced that it has begun the application process to dual list its shares on Upstream, the revolutionary trading app for digital securities and NFTs powered by Horizon Fintex (“Horizon”) and MERJ Exchange Limited (“MERJ”).

The planned dual listing on Upstream is designed to provide Nutriband the opportunity to access a global, digital-first investor base that can trade using USDC digital currency along with credit, debit, PayPal, and USD, unlocking liquidity and enhancing price discovery while globalizing the opportunity to invest in NASDAQ-listed Nutriband.

Commenting on the application to list on Upstream, Gareth Sheridan, Chief Executive Officer of Nutriband, said, “Building shareholder value and increasing our liquidity is always a high priority for us as a Company We believe a dual listing on Upstream will act as an excellent vehicle to reach an untapped international market of potential new shareholders. As we continue to develop our AVERSA™ abuse deterrent technology it becomes increasingly important that we can share this development both domestic and internationally.”

Approval to be listed on Upstream is subject to acceptance by MERJ. However, as an existing NASDAQ issuer, the listing standards to which Nutriband adheres are sufficient to comply with MERJ Listing Rules, including but not limited to disclosure, filing and notification requirements.

About Upstream

Upstream, a MERJ Exchange Market (merj.exchange), is a fully regulated global stock exchange for digital securities and NFTs. Powered by Horizon’s Ethereum-L2 matching engine technology, the platform enables users to trade NFTs, and invest in securities for IPOs, crowdfunded companies, U.S. & international equities, and celebrity ventures using the Upstream app. For more information, please visit https://upstream.exchange. Upstream is currently accepting applications to dual list at https://upstream.exchange/GetListed.

About Nutriband Inc.

We are primarily engaged in the development of a portfolio of transdermal pharmaceutical products. Our lead product under development is an abuse deterrent fentanyl patch incorporating our AVERSA ® technology. Aversa is an abuse deterrent transdermal technology that incorporates aversive agents to prevent the abuse, diversion, misuse and accidental exposure of drugs with abuse potential, specifically opioids.

The Company’s website is www.nutriband.com. Any material contained in or derived from the Company’s websites or any other website is not part of this press release.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words ’‘believes,’’ “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop its proposed abuse deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, including countries in Europe, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form S-1, Form 10-K for the year ended January 31, 2022 and Forms 10-Q, and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

For more information, contact:

Investor Relations

RedChip Companies

Dave Gentry

Dave@redchip.com

1-800-RED-CHIP (733-2447)

407-491-4498